EXHIBIT 23(a)




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Insituform Technologies, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 25, 2001 (except with respect to Note 15 to the consolidated financial statements, as to which the date is February 28, 2001) incorporated by reference in Insituform Technologies, Inc.'s Form 10-K for the year ended December 31, 2000, and to all references to our firm included in this registration statement.


                                            /s/ Arthur Andersen LLP

St. Louis, Missouri
March 28, 2001